UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2015

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 8.01	Other Events.

Repros Therapeutics Inc. (“Repros” or the “Registrant”) announced that it will hold its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) on May 28, 2015, at 9:00 a.m., Central Time, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380. At the 2015 Annual Meeting, stockholders will be asked to consider and vote on the following proposals: (i) election of a board of six directors; (ii) ratification and approval of the appointment of PricewaterhouseCoopers LLP as Repros’ registered independent public accounting firm for the fiscal year ending December 31, 2015; and (iii) approval, on an advisory basis, of the compensation of Repros’ named executive officers.

Repros, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from Repros’ stockholders in connection with the 2015 Annual Meeting. Repros plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2015 Annual Meeting, and stockholders are urged to read the proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by Repros with the SEC in connection with the 2015 Annual Meeting at the SEC’s website (www.sec.gov), at Repros’ website (www.reprosrx.com) or by writing to Ms. Katherine A. Anderson, Chief Financial Officer, Repros Therapeutics Inc., 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson
CFO

Dated: April 13, 2015

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